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                                                                    EXHIBIT 99.1

                        POWER OF ATTORNEY OF DIRECTORS OF
                           ALLSTATE ASSURANCE COMPANY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Allstate Assurance Company each hereby constitutes and appoints Bruce A. Teichner as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any registration statements of Allstate Assurance Company, including any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or advisable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of July 9, 2002.

/s/ Margaret M. Dyer                                    Director
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Margaret M. Dyer

/s/ Marla G. Friedman                                   Director
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Marla G. Friedman

/s/ John C. Lounds                                      Director
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John C. Lounds

/s/ J. Kevin McCarthy                                   Director
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J. Kevin McCarthy

/s/ Michael J. Velotta                                  Director
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Michael J. Velotta

/s/ Steven E. Shebik                                    Director
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Steven E. Shebik

/s/ Thomas J. Wilson, II                                Director
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Thomas J. Wilson, II